UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2019 (February 6, 2019)

MIRAGEN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 643-5200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) 2018 Bonuses
On February 6, 2019, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Miragen Therapeutics, Inc. (“Miragen,” the “Company,” “we,” “our” or “us”) approved the payment of cash bonuses to our principal executive officer, principal financial officer and our other executive officers (the “Executive Officers”) based on the achievement in 2018 of corporate and individual performance goals previously approved by the Compensation Committee. The amounts awarded to the Executive Officers were as follows:

Executive Officer and Principal Position	Bonus Amount
William S. Marshall, Ph.D.	$147,000
President and Chief Executive Officer
Jason A. Leverone	$71,400
Chief Financial Officer, Secretary and Treasurer
Adam S. Levy	$82,800
Chief Business Officer
Paul D. Rubin, M.D.	$98,400
Executive Vice President, Research and Development
Stock Options
On February 6, 2019, the Compensation Committee approved the grant of stock options to certain of our employees, including each of the Executive Officers (the “Options”). The Options were granted under and in accordance with the terms and conditions of our 2016 Equity Incentive Plan (the “Plan”) and the Form of Stock Option Grant Notice and Option Agreement for the Plan (the “Related Agreements”) filed with the SEC as Exhibits 10.37 and 10.38 to our Registration Statement on Form S-4 (File No. 333-214893), as filed with the SEC on December 2, 2016, as amended.
Pursuant to the terms of the grants, the Plan and the Related Agreements, the Options will vest over four years, with 6.25% of the shares subject to the Options vesting on May 7, 2019 and the remaining 93.75% of the shares subject to the Options vesting in equal monthly installments thereafter over 45 months, provided in each case that the Executive Officer remains employed by us through the applicable vesting date. The shares underlying the Options are subject to accelerated vesting upon the occurrence of specified events including a change of control of Miragen and the Executive Officer’s termination. The exercise price for each Option is $2.96 per share, which equals the closing price for Miragen’s common stock on The NASDAQ Capital Market on the date of grant.
The following table sets forth the Options granted to each Executive Officer:

Executive Officer and Principal Position	No. of Shares subject to Option
William S. Marshall, Ph.D.	232,000
President and Chief Executive Officer
Jason A. Leverone	75,000
Chief Financial Officer, Secretary and Treasurer
Adam S. Levy	74,000
Chief Business Officer
Paul D. Rubin, M.D.	87,000
Executive Vice President, Research and Development
The foregoing summary of the Plan and Related Agreements is qualified in its entirety by reference to the full text of the Plan Related Agreements that we have filed with the SEC.

2019 Base Salary and Bonus Targets
On February 6, 2019, the Compensation Committee approved the 2019 base salaries and target bonus awards for the Executive Officers. The 2019 bonus awards for the Executive Officers will be based on the achievement of corporate and individual performance goals as approved by the Compensation Committee and discussed in more detail below. The 2019 base salaries and target bonus awards for the Executive Officers are as follows:

Executive Officer and Principal Position	2019 Base Salary	Bonus Target(1)
William S. Marshall, Ph.D.	$521,000	50%
President and Chief Executive Officer
Jason A. Leverone	$355,000	40%
Chief Financial Officer, Secretary and Treasurer
Adam S. Levy	$345,000	40%
Chief Business Officer
Paul D. Rubin, M.D.	$426,000	40%
Executive Vice President, Research and Development

(1) Bonus Targets listed as percentage of 2019 Base Salary
To receive any portion of his cash bonus award, each Executive Officer must be employed by us on the date any such bonuses are payable. The amounts payable to each Executive Officer are subject to review and adjustment in the sole discretion of the Board or the Compensation Committee and will be weighted for each officer based on the Board’s or Compensation Committee’s determination of the achievement of each’s individual and the corporate performance goals.
2019 Corporate Performance Goals
On February 6, 2019, the Compensation Committee approved corporate performance goals for the fiscal year ending December 31, 2019. The corporate performance goals, which may be updated at the Board’s discretion during 2019, include:

•	goals related to executing and further defining our development plan for Cobomarsen, our clinical product candidate for the treatment of certain cancers;

•	goals related to executing our development plan for Remlarsen, our clinical product candidate for the treatment of fibrosis;

•	goals related to executing our development plan for MRG-110, our clinical product candidate for the treatment of heart failure and other ischemic disease;

•	goals related to the development of our pre-clinical product candidate pipeline; and

•	finance and business development goals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.
Date: February 8, 2019

	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer